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                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 14, 2000, except for note 10 as to which the date is January 19, 2000, in the Registration Statement (Form S-1) and related Prospectus of Pets.com, Inc. for the registration of shares of its common stock.

                                              /s/ Ernst & Young LLP
San Francisco, California
February 8, 2000